Exhibit 99.2

Contact: William J. Small Chairman, President and CEO First Defiance Financial Corp. 601 Clinton Street Defiance, OH 43512 (419) 782-5015 Email: fdef@first-fed.com

FOR RELEASE APRIL 23, 2012

First Defiance Financial Corp. Pays Quarterly Dividend

Dividend will be payable June 1, 2012

Defiance, OH (April 23, 2012) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that its Board of Directors has received permission from regulators to pay a cash dividend of $0.05 per common share payable June 1, 2012 to shareholders of record at the close of business on May 15, 2012. The dividend represents an annual dividend of 1.15 percent based on First Defiance common stock closing price on April 20, 2012.

First Defiance Financial Corp. is the holding company for First Federal Bank of the Midwest and First Insurance Group of the Midwest, Inc. First Federal Bank is a community bank serving northwest Ohio, southeast Michigan and northeast Indiana where it currently operates 33 banking centers. First Insurance Group is a full line insurance agency with six offices in northwest Ohio.

First Defiance has approximately 9,728,491 common shares outstanding.